EXHIBIT 10.7

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT, dated as of July 30, 2010, among Wells Fargo Retail Finance II, LLC (“Wells Fargo”), in its capacity as arranger and administrative agent for the Revolving Loan Secured Parties (in such capacity, the “Revolving Loan Agent” as hereinafter further defined), and Hilco Brands, LLC, in its capacity as agent for the Term Loan Secured Parties (in such capacity, “Term Loan Agent” as hereinafter further defined).

WITNESSETH

WHEREAS, Frederick’s of Hollywood Group Inc., a New York corporation (“Group”), FOH Holdings, Inc., a Delaware corporation (the “Parent”), Frederick’s of Hollywood, Inc., a Delaware corporation (“Frederick’s”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), and Hollywood Mail Order, LLC, a Nevada limited liability company (“Mail Order” and together with Group, the Parent, Frederick’s and Stores, individually, a “Borrower”, and collectively, the “Borrowers”) have entered into the Revolving Loan Agreement (as hereinafter defined) with the Revolving Loan Agent and the Revolving Credit Lenders pursuant to which, among other things, such Revolving Credit Lenders  (as hereinafter defined) have made and from time to time may make loans and provide other financial accommodations to Borrowers which are guaranteed by Guarantors and secured by substantially all of the assets of Borrowers and Guarantors;

WHEREAS, Borrowers and Guarantors (as hereinafter defined) have entered into a secured term loan facility with the Term Loan Agent and the Term Loan Lenders (as hereinafter defined) pursuant to which such lenders have made term loans to Borrowers which are guaranteed by Guarantors and secured by substantially all of the assets of Borrowers and Guarantors;

WHEREAS, Revolving Loan Agent, the other Revolving Loan Secured Parties, Term Loan Agent and the other Term Loan Secured Parties (as hereinafter defined) desire to enter into this Agreement to (i) confirm the relative priority of the security interests of Revolving Loan Agent and Term Loan Agent in the assets and properties of Borrowers and Guarantors, (ii) provide for the orderly sharing among them, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof and (iii) address related matters;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions; Interpretation

1.1 Definitions. As used in this Agreement, the following terms have the meanings specified below:

“Agents” shall mean, collectively, the Revolving Loan Agent and the Term Loan Agent, sometimes being referred to herein individually as an “Agent”.

“Agreement” shall mean this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Availability” shall have the meaning given in the Revolving Loan Agreement as in effect on the date hereof.

“Bank Product Obligations” shall mean Cash Management Obligations and Hedging Obligations.

“Bank Products” shall have the meaning given in the Revolving Loan Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrowers” shall mean, collectively, the following (together with their respective successors and assigns): (a) Frederick’s of Hollywood Group Inc., a New York corporation; (b) FOH Holdings, Inc., a Delaware corporation; (c) Frederick’s of Hollywood, Inc., a Delaware corporation; (d) Frederick’s of Hollywood Stores, Inc., a Nevada corporation; (e) Hollywood Mail Order, LLC, a Nevada limited liability company; and (d) any other Person that at any time after the date hereof becomes a Borrower; each sometimes being referred to herein individually as a “Borrower”.

“Borrowing Base” shall have the meaning given in the Revolving Loan Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California and New York, New York are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan (as defined in the Revolving Loan Agreement), the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Cash Management Obligations” shall mean with respect to any Person, the obligations of such Person to Wells Fargo or its Affiliates in connection with Bank Products (other than Hedge Agreements).

“Collateral” shall mean, collectively, the Revolving Loan Priority Collateral and the Term Loan Priority Collateral.

“Default” shall have the meaning given in the Revolving Loan Agreement.

“DIP Financing” shall have the meaning set forth in Section 6.2 hereof.

“Discharge of Revolving Loan Debt” shall mean (a) the termination of the commitments of the Revolving Credit Lenders and the financing arrangements provided by Revolving Loan Agent and the other Revolving Credit Lenders to Grantors under the Revolving Loan Documents that constitutes Maximum Priority Revolving Loan Debt, (b) the final payment in full in cash (or other consideration acceptable to the Revolving Credit Lenders in their sole discretion) of the Revolving Loan Debt (other than the Revolving Loan Debt described in clause (c) of this definition) that constitutes Maximum Priority Revolving Loan Debt, (c) payment in full in cash of cash collateral, or at Revolving Loan Agent’s option, the delivery to Revolving Loan Agent of a letter of credit payable to Revolving Loan Agent, in either case as required under the terms of the Revolving Loan Agreement, in respect of letters of credit issued under the Revolving Loan Documents, Bank Product Obligations, continuing obligations of Revolving Loan Agent and Revolving Credit Lenders under control agreements and other contingent Revolving Loan Debt that constitutes Maximum Priority Revolving Loan Debt. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Maximum Priority Revolving Loan Debt, Revolving Loan Agent or any other Revolving Loan Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the Revolving Loan Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Revolving Loan Agent or other Revolving Loan Secured Party, as the case may be, and no Discharge of Revolving Loan Debt shall be deemed to have occurred.

“Discharge of Term Loan Debt” shall mean the final payment in full in cash of the Term Loan Debt that constitutes Maximum Priority Term Loan Debt. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Maximum Priority Term Loan Debt, Term Loan Agent or any other Term Loan Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the Term Loan Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Term Loan Agent or other Term Loan Secured Party, as the case may be, and no Discharge of Term Loan Debt shall be deemed to have occurred.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Domestic Subsidiary” means each Subsidiary of a Borrower that is not a Foreign Subsidiary.

“Event of Default” shall have the meaning given in the Revolving Loan Agreement.

“Foreign Subsidiary” means any Subsidiary of a Borrower that is organized under the law of a jurisdiction other than the United States or any state or Governmental Authority thereof.

“Governmental Authority” means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” shall mean, collectively, Borrowers, Guarantors and each Subsidiary of Borrowers or Guarantors that shall have created a Lien on its assets to secure any Revolving Loan Debt or Term Loan Debt, together with their respective successors and assigns; sometimes being referred to herein individually as a “Grantor”.

“Guarantors” shall mean shall mean, collectively, (a) Fredericks.com, Inc., a Nevada corporation, (b) each Domestic Subsidiary of Borrowers in existence on the date hereof, (d) any other person that at any time after the date hereof becomes a party to a guarantee in favor of Revolving Loan Agent or the Revolving Credit Lenders in respect of any of the Revolving Loan Debt or Term Loan Agent or the Term Loan Lenders in respect of any of the Term Loan Debt, and (d) their respective successors and assigns; sometimes being referred to herein individually as a “Guarantor”.

“Hedge Agreements” shall have the meaning given in the Revolving Loan Agreement.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person to Wells Fargo or its Affiliates under Hedge Agreements.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any or all of its assets or properties, (d) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (e) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intellectual Property” shall have the meaning set forth in Exhibit A hereto.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or otherwise), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

“Maximum Priority Revolving Loan Debt” shall mean, as of any date of determination, the sum of (a) the lesser of (i) the Total Revolving Credit Commitment (as such term is defined in the Revolving Loan Agreement) or (ii) the Borrowing Base, plus (b) twenty (20%) percent of the lesser of (i) the amount of the Total Revolving Credit Commitment then in effect or (ii) the Borrowing Base, plus (c) the amount of any interest (including default interest) on such amount (and including, without limitation, any interest which would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), plus (d) the Cash Management Obligations, plus (e) the Hedging Obligations, plus (f) any fees, costs, expenses and indemnities payable under any of the Revolving Loan Documents (and including, without limitation, any fees, costs, expenses and indemnities which would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), minus (g) the aggregate amount of all permanent reductions of the Total Revolving Credit Commitment made from and after the date hereof; provided, that, the portion of the aggregate outstanding principal of loans and letters of credit that are made or issued pursuant to the Revolving Loan Documents but that are not made or issued intentionally or with actual knowledge that such loans and letters of credit cause the aggregate principal amount of loans and letters of credit to exceed the amount equal to the lesser of (i) the Total Revolving Credit Commitment or (ii) the Borrowing Base, plus twenty (20%) percent of the lesser of (i) the amount of the Total Revolving Credit Commitment then in effect or (ii) the Borrowing Base, calculated at the time made or issued shall be included, together with related interest, fees, indemnities, costs and expenses arising under the Revolving Loan Documents, in the term Maximum Priority Revolving Loan Debt, as used herein.

“Maximum Priority Term Loan Debt” shall mean, as of any date of determination, (a) the sum of (i) the principal amount of up to $7,000,000, minus (ii) the aggregate amount of all principal payments and prepayments of the Term Loan Debt received by Term Loan Agent or the Term Loan Lenders plus (b) any amount of interest (including default interest) on such amount (and including, without limitation, any interest which would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), plus (c) any fees, costs, expenses and indemnities payable under any of the Term Loan Documents (and including, without limitation, any fees, costs, expenses and indemnities which would accrue and become due on such amounts but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding).

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Pledged Collateral” shall have the meaning set forth in Section 5.1 hereof.

“Recovery” shall have the meaning set forth in Section 6.8 hereof.

“Revolving Credit Lenders” shall mean, collectively, any person party to the Revolving Loan Documents as lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt or is otherwise party to the Revolving Loan Documents as a lender); sometimes being referred to herein individually as a “Revolving Credit Lender”.

“Revolving Loans” shall have the meaning set forth in the Revolving Loan Agreement.

“Revolving Loan Agent” shall mean Wells Fargo Retail Finance II, LLC (as successor to Wells Fargo Retail Finance, LLC), and its successors and assigns in its capacity as administrative and collateral agent pursuant to the Revolving Loan Documents acting for and on behalf of itself and the other Revolving Loan Secured Parties and any successor or replacement agent.

“Revolving Loan Agreement” shall mean the Loan and Security Agreement, dated as of January 28, 2008, by and among Grantors, Revolving Loan Agent and Revolving Credit Lenders, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, refinanced or replaced.

“Revolving Loan Debt” shall mean all “Obligations” as such term is defined in the Revolving Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to Revolving Loan Agent and any other Revolving Loan Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Revolving Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Revolving Loan Documents” shall mean, collectively, the Revolving Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of any Revolving Loan Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt).

“Revolving Loan Priority Collateral” shall mean all of the collateral granted by Grantors pursuant to the Revolving Loan Documents in favor of the Revolving Loan Agent to secure the Revolving Loan Debt, other than the Term Loan Priority Collateral.

“Revolving Loan Secured Parties” shall mean, collectively, (a) the Revolving Loan Agent, (b) the Revolving Credit Lenders, (c) the issuing bank or banks of letters of credit or similar instruments under the Revolving Loan Agreement, (d) each other person to whom any of the Revolving Loan Debt (including Revolving Loan Debt constituting Bank Product Obligations) is owed and (e) the successors, replacements and assigns of each of the foregoing: sometimes being referred to herein individually as a “Revolving Loan Secured Party”.

“Secured Parties” shall mean, collectively, the Revolving Loan Secured Parties and the Term Loan Secured Parties; sometimes being referred to herein individually as a “Secured Party”.

“Subsidiary” means any “Subsidiary” of Borrowers as defined in the Revolving Loan Agreement.

“Term Loan Agent” shall mean Hilco Brands, LLC, and its successors and assigns in its capacity as agent pursuant to the Term Loan Documents acting for and on behalf of itself and the other Term Loan Secured Parties and any successor or replacement agent.

“Term Loan Agreement” shall mean the Financing Agreement, dated of even date herewith, by and among Borrowers, Term Loan Agent and Term Loan Lenders, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, refinanced or replaced.

“Term Loan Debt” shall mean all “Obligations” as such term is defined in the Term Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Term Loan Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Term Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Term Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Term Loan Documents” shall mean, collectively, the Term Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of any Term Loan Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Debt).

“Term Loan Lenders” shall mean, collectively, any person party to the Term Loan Documents as lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Debt or is otherwise party to the Term Loan Documents as a lender); sometimes being referred to herein individually as a “Term Loan Lender”.

“Term Loan Priority Collateral” shall have the meaning set forth in Exhibit A hereto.

“Term Loan Secured Parties” shall mean, collectively, (a) the Term Loan Agent, (b) the Term Loan Lenders, (c) each other person to whom any of the Term Loan Debt is owed and (d) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Term Loan Secured Party”.

“Third Party Purchaser” shall have the meaning set forth in Section 8.1 hereof.

“Triggering Event” means the occurrence of any one of the following events: (a) the voluntary acceleration of all or any portion of the Revolving Loan Debt, (b) the intentional cessation, termination or suspension by Revolving Loan Agent or all Revolving Credit Lenders in their commitment to provide revolving loans to Grantors for a period of ten (10) consecutive Business Days, or (c) the exercise of remedies by the Revolving Loan Agent or the Revolving Loan Secured Parties against all or substantially all of the Revolving Loan Priority Collateral.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Wells Fargo” shall have the meaning set forth in the preamble hereof.

1.2 Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, refinanced, replaced or otherwise modified as set forth herein, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and as to Borrowers, any Guarantor or any other Grantor shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assign, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Exhibits shall be construed to refer to Sections and Exhibits of this Agreement except as otherwise set forth herein and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Lien Priorities.

2.1 Acknowledgment of Liens.

(a) Revolving Loan Agent, on behalf of itself and each Revolving Credit Secured Party, hereby acknowledges that Term Loan Agent, acting for and on behalf of itself and the Term Loan Secured Parties, has been granted Liens upon all of the Collateral pursuant to the Term Loan Documents to secure the Term Loan Debt.

(b) Term Loan Agent, on behalf of itself and each other Term Loan Secured Party, hereby acknowledges that Revolving Loan Agent, acting for and on behalf of itself and the Revolving Loan Secured Parties, has been granted Liens upon all of the Collateral pursuant to the Revolving Loan Documents to secure the Revolving Loan Debt.

2.2 Relative Priorities.

(a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Revolving Loan Agent or the Revolving Loan Secured Parties or the Term Loan Agent or the Term Loan Secured Parties and notwithstanding any provision of the UCC, or any other applicable law or any provisions of the Revolving Loan Documents or the Term Loan Documents or any other circumstance whatsoever:

(i) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, hereby agrees that: (A) any Lien on the Revolving Loan Priority Collateral securing the Revolving Loan Debt (other than the amount thereof that exceeds the Maximum Priority Revolving Loan Debt) now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Revolving Loan Priority Collateral securing the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor; and (B) any Lien on the Revolving Loan Priority Collateral securing any of the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Loan Priority Collateral securing any Revolving Loan Debt (other than the amount thereof that exceeds the Maximum Priority Revolving Loan Debt).

(ii) The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, hereby agrees that: (A) any Lien on the Term Loan Priority Collateral securing the Term Loan Debt (other than the amount thereof that exceeds the Maximum Priority Term Loan Debt) now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral securing the Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor; and (B) any Lien on the Term Loan Priority Collateral securing the Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Term Loan Debt (other than the amount thereof that exceeds the Maximum Priority Term Loan Debt).

(iii) The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, hereby agrees that: (A) any Lien on the Revolving Loan Priority Collateral securing the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Revolving Loan Priority Collateral to the extent securing Revolving Loan Debt in excess of the Maximum Priority Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor; and (B) any Lien on the Revolving Loan Priority Collateral securing any of the Revolving Loan Debt in excess of the Maximum Priority Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefore regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Loan Priority Collateral securing any Term Loan Debt.

(iv) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, hereby agrees that: (A) any Lien on the Term Loan Priority Collateral securing the Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral to the extent securing the principal amount of any Term Loan Debt in excess of the Maximum Priority Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor; and (B) any Lien on the Term Loan Priority Collateral securing any of the Term Loan Debt in excess of the Maximum Priority Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Revolving Loan Debt.

(b) As between Revolving Loan Secured Parties and Term Loan Secured Parties, the terms of this Agreement, including the priorities set forth above, shall govern even if part or all of the Revolving Loan Debt or Term Loan Debt or the Liens securing payment and performance thereof are not perfected or are subordinated, avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.3 Prohibition on Contesting Liens. Each of the Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, and the Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or for the benefit or on behalf of any Revolving Loan Secured Party in any Collateral or by or on behalf of any Term Loan Secured Party in any Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Revolving Loan Secured Party or Term Loan Secured Party (a) to enforce this Agreement or (b) to vote any claim that the Revolving Loan Secured Parties or the Term Loan Secured Parties may have in an Insolvency or Liquidation Proceeding to accept or reject any plan or partial or complete liquidation, reorganization, arrangement, composition or extension; provided, that, notwithstanding any inconsistency between the terms of any such plan and the terms of this Agreement, the terms of this Agreement shall govern and control.

2.4 Similar Liens and Agreements. The parties hereto agree, subject to the other provisions of this Agreement, upon request by the Revolving Loan Agent or the Term Loan Agent, as the case may be, to advise the other from time to time of the Collateral for which such party has taken steps to perfect its Liens and to identify the parties obligated under the Revolving Loan Documents or Term Loan Documents, as the case may be.

Section 3. Enforcement.

3.1 Exercise of Rights and Remedies.

(a) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties:

(i) will not, so long as the Discharge of Revolving Loan Debt has not occurred, enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff or notification of account debtors) with respect to any Revolving Loan Priority Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Term Loan Agent or any other Term Loan Secured Party is a party) or commence or join with any Person (other than Revolving Loan Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding;

(ii) will not contest, protest or object to any foreclosure action or proceeding brought by the Revolving Loan Agent or any other Revolving Loan Secured Party, or any other enforcement or exercise by any Revolving Loan Secured Party of any rights or remedies relating to the Revolving Loan Priority Collateral under the Revolving Loan Documents or otherwise, so long as the Liens of Term Loan Agent attach to the proceeds thereof subject to the relative priorities set forth in Section 2.1 and such actions or proceedings are being pursued in good faith;

(iii) will not object to the forbearance by the Revolving Loan Agent or the other Revolving Loan Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Revolving Loan Priority Collateral;

(iv) will not, so long as the Discharge of Revolving Loan Debt has not occurred, take or receive any Revolving Loan Priority Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Revolving Loan Priority Collateral or in connection with any insurance policy award in respect of any Revolving Loan Priority Collateral;

(v) agrees that no covenant, agreement or restriction contained in any Term Loan Document shall be deemed to restrict in any way the rights and remedies of the Revolving Loan Agent or the other Revolving Loan Secured Parties with respect to the Revolving Loan Priority Collateral as set forth in this Agreement and the Revolving Loan Documents; provided, however, that, nothing in this Agreement shall be construed as a waiver of any existing or future default under the Term Loan Documents;

(vi) will not object to the manner in which the Revolving Loan Agent or any other Revolving Loan Secured Party may seek to enforce or collect the Revolving Loan Debt or the Liens of such Revolving Loan Secured Party, regardless of whether any action or failure to act by or on behalf of the Revolving Loan Agent or any other Revolving Loan Secured Party is, or could be, adverse to the interests of the Term Loan Secured Parties, to the extent that such actions do not violate the terms of this Agreement and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Revolving Loan Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi); and

(vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Revolving Loan Debt or any Lien of Revolving Loan Agent or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(b) The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties:

(i) will not, so long as the Discharge of Term Loan Debt has not occurred, enforce or exercise, or seek to enforce or exercise, any rights or remedies with respect to any Term Loan Priority Collateral or commence or join with any Person (other than Term Loan Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding);

(ii) will not contest, protest or object to any foreclosure action or proceeding brought by the Term Loan Agent or any other Term Loan Secured Party, or any other enforcement or exercise by any Term Loan Secured Party of any rights or remedies relating to the Term Loan Priority Collateral under the Term Loan Documents or otherwise, so long as the Liens of Revolving Loan Agent attach to the proceeds thereof subject to the relative priorities set forth in Section 2.1 hereof and such actions or proceedings are being pursued in good faith;

(iii) will not object to the forbearance by the Term Loan Agent or the other Term Loan Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Term Loan Priority Collateral;

(iv) will not, so long as the Discharge of the Term Loan Debt has not occurred, take or receive any Term Loan Priority Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Term Loan Priority Collateral or in connection with any insurance policy award or any condemnation award (or deed in lieu of condemnation);

(v) agrees that no covenant, agreement or restriction contained in any Revolving Loan Document shall be deemed to restrict in any way the rights and remedies of the Term Loan Agent or the other Term Loan Secured Parties with respect to the Term Loan Priority Collateral as set forth in this Agreement and the Term Loan Documents; provided, however, that nothing in this Agreement shall be construed as a waiver of any existing or future Default under the Revolving Loan Documents;

(vi) will not object to the manner in which the Term Loan Agent or any other Term Loan Secured Party may seek to enforce or collect the Term Loan Debt or the Liens of such Term Loan Secured Party, regardless of whether any action or failure to act by or on behalf of the Term Loan Agent or any other Term Loan Secured Party is, or could be, adverse to the interests of the Revolving Loan Secured Parties, to the extent that such actions do not violate the terms of this Agreement and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Term Loan Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi); and

(vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Term Loan Debt or any Lien of Term Loan Agent or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Term Loan Agent and any other Term Loan Secured Party may:

(i) join (but not control) any foreclosure or judicial lien enforcement proceeding with respect to the Revolving Loan Priority Collateral initiated by Revolving Loan Agent, so long as such action would not and would not reasonably be expected to delay or interfere in any respect with the exercise by Revolving Loan Agent of its rights with respect to the Revolving Loan Priority Collateral;

(ii) file a claim or statement of interest with respect to the Term Loan Debt; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(iii) take any action (not adverse to the priority status of the Liens on the Revolving Loan Priority Collateral securing the Revolving Loan Debt or the rights of any Revolving Loan Secured Party to exercise remedies in respect thereof) in order to create or perfect the Liens held by the Term Loan Agent on the Revolving Loan Priority Collateral;

(iv) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Secured Parties, including any claims secured by the Revolving Loan Priority Collateral, if any, in each case, to the extent that such actions do not violate the terms of this Agreement;

(v) file any proof of claim, make other filings in any Insolvency or Liquidation Proceeding of any Grantor, but in each case not in a manner which is inconsistent with the terms of this Agreement;

(vi) vote on any plan of reorganization; provided, that, notwithstanding any inconsistency between the terms of any such plan and the terms of this Agreement, the terms of this Agreement shall govern and control; and

(vii) present bids (including, without limitation, credit bids) for and purchase Revolving Loan Priority Collateral at any private, public or judicial foreclosure upon or other disposition of Revolving Loan Priority Collateral initiated by any Person (including, without limitation, any disposition thereof pursuant to Section 363 of the Bankruptcy Code).

(d) Notwithstanding anything to the contrary contained in this Agreement, the Revolving Loan Agent and any other Revolving Loan Secured Party may:

(i) join (but not control) any foreclosure or judicial lien enforcement proceeding with respect to the Term Loan Priority Collateral initiated by Term Loan Agent, so long as such action would not and would not reasonably be expected to delay or interfere in any respect with the exercise by Term Loan Agent of its rights with respect to the Term Loan Priority Collateral;

(ii) file a claim or statement of interest with respect to the Revolving Loan Debt; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(iii) take any action (not adverse to the priority status of the Liens on the Term Loan Priority Collateral securing the Term Loan Debt or the rights of any Term Loan Secured Party to exercise remedies in respect thereof) in order to create or perfect the Liens held by the Revolving Loan Agent on the Term Loan Priority Collateral;

(iv) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Revolving Loan Secured Parties, including any claims secured by the Term Loan Priority Collateral, if any, in each case, to the extent that such actions do not violate the terms of this Agreement;

(v) file any proof of claim, make other filings in any Insolvency or Liquidation Proceeding of any Grantor, but in each case not in a manner which is inconsistent with the terms of this Agreement;

(vi) vote on any plan of reorganization; provided, that, notwithstanding any inconsistency between the terms of any such plan and the terms of this Agreement, the terms of this Agreement shall govern and control;

(vii) present bids (including, without limitation, credit bids) for and purchase Term Loan Priority Collateral at any private, public or judicial foreclosure upon or other disposition of Term Loan Priority Collateral initiated by any Person (including, without limitation, any disposition thereof pursuant to Section 363 of the Bankruptcy Code).

3.2 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, either Agent or the Secured Parties on whose behalf such Agent acts, may exercise any and all rights and remedies available to an unsecured creditor against any Grantor in accordance with the terms of the Revolving Loan Documents and the Term Loan Documents, respectively and applicable law.  For purposes hereof, the rights of an unsecured creditor do not include a creditor that holds a judgment lien.  Subject to the payment conditions of Section 4.1(e),  no other provision in this Agreement shall prohibit the receipt by either Agent or any of the other Secured Parties of the required payments of principal, interest, fees and other amounts so long as such receipt is not the direct or indirect result of the exercise by such Agent or any other Secured Party of foreclosure rights or other remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them or any other act in contravention of this Agreement.

3.3 Release of Second Priority Liens.

(a) Notwithstanding anything to the contrary contained in any of the Revolving Loan Documents or Term Loan Documents, as applicable, only the Agent that, in accordance with the terms of this Agreement, has the senior Lien in any Collateral shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of such Collateral. The Agent that, in accordance with the terms of this Agreement, has the junior Lien on any Collateral shall:

(i)           be deemed to have automatically and without further action released and terminated any Liens it may have on such Collateral to the extent such Collateral is sold or otherwise disposed of either by the Agent that, in accordance with the terms of this Agreement, has the senior Lien on such Collateral, any agent of such Agent, or any Grantor with the consent of such Agent, provided, that the Liens of the Agent with such senior Lien on the Collateral so sold or disposed of are released at the same time, and the net proceeds of such sale or disposition are applied in accordance with Section 4.1 hereof,

(ii)           be deemed to have authorized the Agent that, in accordance with the terms of this Agreement, has the senior Lien on such Collateral to file UCC amendments and terminations covering the Collateral so sold or otherwise disposed of with respect to the UCC financing statements between any Grantor and the Agent with such junior Lien thereon to evidence such release and termination,

(iii)           promptly upon the request of the Agent that, in accordance with the terms of this Agreement, has the senior Lien thereon, execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the Agent that, in accordance with the terms of this Agreement, has the senior Lien thereon may reasonably require in connection with such sale or other disposition by such Agent, such Agent’s agents or any Grantor with the consent of such Agent to evidence and effectuate such termination and release, without representation, warranty or recourse, express or implied; provided, that, any such release or UCC amendment or termination by or on behalf of the Agent with the junior Lien thereon shall not extend to or otherwise affect any of the rights, if any, of such Agent with the junior Lien to the proceeds from any such sale or other disposition of Collateral upon the payment and satisfaction in full of the Revolving Loan Debt or the Term Loan Debt, as the case may be, whichever is secured by the senior Lien on such Collateral; and

(iv)           be deemed to have consented under the Revolving Loan Documents or the Term Loan Documents, as applicable, of the Agent with such junior Lien thereon and the Secured Parties for whom such Agent is acting to such sale or other disposition, provided, that, nothing in this Agreement shall be construed as a waiver of any existing or future default under the Revolving Loan Documents or the Term Loan Documents.

(b) Each Agent, for itself and on behalf of the other Secured Parties for whom such Agent is acting, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of such Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Agent with the junior lien or such holder or in the Agent’s own name, from time to time in such Agent’s (holding the senior lien) discretion, for the purpose of carrying out the terms of this Section 3.3, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary to accomplish the purposes of this Section 3.3, including any UCC termination statements, endorsements or other instruments of transfer or release, without representation, warranty or recourse, express or implied. Nothing contained in this Agreement shall be construed to modify the obligation of the Agent with the senior lien to act in a commercially reasonable manner in the exercise of its rights to sell, lease, license, exchange, transfer or otherwise dispose of any Collateral.

3.4 Insurance and Condemnation Awards.

(a) So long as the Discharge of Revolving Loan Debt has not occurred, the Revolving Loan Agent and the other Revolving Loan Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Revolving Loan Documents, to settle and adjust claims in respect of the Revolving Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Revolving Loan Priority Collateral. So long as the Discharge of Revolving Loan Debt has not occurred, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation with respect to any of the Revolving Loan Priority Collateral, shall be paid in accordance with Section 4.1 hereof. Until the Discharge of Revolving Loan Debt, if the Term Loan Agent or any other Term Loan Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to the Revolving Loan Agent in accordance with the terms of Section 4.2 hereof.

(b) So long as the Discharge of Term Loan Debt has not occurred, the Term Loan Agent and the other Term Loan Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Term Loan Documents, to settle and adjust claims in respect of the Term Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Term Loan Priority Collateral. So long as the Discharge of Term Loan Debt has not occurred, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation with respect to any of the Term Loan Priority Collateral, shall be paid in accordance with Section 4.1 hereof. Until the Discharge of Revolving Loan Debt, if the Revolving Loan Agent or any other Revolving Loan Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to the Revolving Loan Agent in accordance with the terms of Section 4.2 hereof.

(c) To the extent that an insured loss covers both Revolving Loan Priority Collateral and Term Loan Priority Collateral, then Revolving Loan Agent and Term Loan Agent will work jointly and in good faith to collect, adjust or settle any claims or amounts under the insurance policy.  The parties hereto agree that any business interruption insurance and/or loss profits or similar type of insurance is Revolving Loan Priority Collateral.

Section 4. Payments.

4.1 Application of Proceeds.

(a) The Revolving Loan Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Revolving Loan Priority Collateral, shall be applied in the following order of priority:

(i) first, to the Revolving Loan Debt (other than the amount thereof in excess of the Maximum Priority Revolving Loan Debt) and for cash collateral as required under the Revolving Loan Documents, and in such order as specified in the applicable Revolving Loan Documents until the Discharge of Revolving Loan Debt has occurred;

(ii) second, to the Term Loan Debt (other than the amount thereof in excess of the Maximum Priority Term Loan Debt) in such order as specified in the applicable Term Loan Documents until the Discharge of Term Loan Debt has occurred;

(iii) third, to the Revolving Loan Debt in excess of the Maximum Priority Revolving Loan Debt until the Discharge of Revolving Loan Debt has occurred; and

(iv) fourth, to the Term Loan Debt in excess of the Maximum Priority Term Loan Debt.

(b) The Term Loan Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term Loan Priority Collateral, shall be applied in the following order of priority:

(i) first, to the Term Loan Debt (other than the amount thereof in excess of the Maximum Priority Term Loan Debt) and for cash collateral as required under the Term Loan Documents, and in such order as specified in the applicable Term Loan Documents until the Discharge of Term Loan Debt has occurred;

(ii) second, to the Revolving Loan Debt (other than the amount thereof in excess of the Maximum Priority Revolving Loan Debt) in such order as specified in the applicable Revolving Loan Documents until the Discharge of Revolving Loan Debt has occurred;

(iii) third, to the Term Loan Debt in excess of the Maximum Priority Term Loan Debt until the Discharge of Term Loan Debt has occurred; and

(iv) fourth, to the Revolving Loan Debt in excess of the Maximum Priority Revolving Loan Debt.

(c) Upon the Discharge of Revolving Loan Debt and the termination of the commitments of the Revolving Loan Credit Lenders and the financing arrangements provided by Revolving Credit Lenders to Grantors under the Revolving Loan Documents, to the extent permitted under applicable law and without risk of legal liability to Revolving Loan Agent or any other Revolving Loan Secured Party, the Revolving Loan Agent shall deliver to the Term Loan Agent, without representation or recourse, any proceeds of Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Term Loan Agent to the Term Loan Debt in such order as specified in the relevant Term Loan Documents. Upon the Discharge of Term Loan Debt and the termination of the commitments of the Term Loan Lenders and the financing arrangements provided by Term Loan Lenders to Grantors under the Term Loan Documents, to the extent permitted under applicable law and without risk of legal liability to Term Loan Agent or any other Term Loan Secured Party, the Term Loan Agent shall deliver to the Revolving Loan Agent, without representation or recourse, any proceeds of Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Revolving Loan Agent to the Revolving Loan Debt in such order as specified in the relevant Revolving Loan Documents.

(d) The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the Term Loan Agent and the Revolving Loan Agent and shall not impose on Revolving Loan Agent or any other Revolving Loan Secured Party any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

(e) Notwithstanding anything to the contrary contained herein or in any of the Term Loan Documents, Borrowers and Guarantors shall not, directly or indirectly, make any prepayments of principal in respect of the Term Loan Debt; provided, that, the Borrowers may make prepayments of principal in respect of the Term Loan Debt in a minimum amount of $1,000,000 per each prepayment so long as the following conditions are satisfied, as determined by the Revolving Loan Agent:

(i) Each of the Term Loan Agent and the Revolving Loan Agent shall have received not less than ten (10) Business Days’ prior written notice of the intent to make such prepayment or payment, which notice shall specify the date of such prepayment or payment and the amount intended to be prepaid or repaid;

(ii) at all times for the period thirty (30) days prior to the date such prepayment or payment is made, actual Availability shall be greater than $5,000,000 and on the date of and for six (6) months after giving effect to any such prepayment or payment, pro forma Availability shall be greater than $5,000,000;

(iii) Each of the Term Loan Agent and the Revolving Loan Agent shall have received a Pro Forma Compliance Certificate (as defined in the Revolving Loan Agreement) demonstrating that for all times for the period thirty (30) days prior to the date such prepayment or payment is made, actual Availability shall be greater than $5,000,000 and on the date of and for six (6) months after giving effect to any such payment or prepayment, pro forma Availability shall be greater than $5,000,000;

(iv) as of the date of such prepayment or payment and after giving effect thereto on a pro forma basis, no Default or Event of Default under the Revolving Loan Agreement shall exist or have occurred and be continuing; and

(v) as of the date of such prepayment or payment and after giving effect thereto on a pro forma basis, no default or event of default under the Term Loan Agreement shall exist or have occurred and be continuing.

4.2 Payments Over.

(a) So long as the Discharge of Revolving Loan Debt has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that any Revolving Loan Priority Collateral or proceeds thereof or payment with respect thereto received by the Term Loan Agent or any other Term Loan Secured Party (including any right of set-off) with respect to the Revolving Loan Priority Collateral, and including in connection with any insurance policy claim, shall be segregated and held in trust and promptly transferred or paid over to the Revolving Loan Agent for the benefit of the Revolving Loan Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. The Revolving Loan Agent is hereby authorized to make any such endorsements or assignments, without any representation, warranty or recourse, express or implied, as agent for the Term Loan Agent. This authorization is coupled with an interest and is irrevocable.

(b) So long as the Discharge of Term Loan Debt has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Loan Agent agrees, for itself and on behalf of the other Revolving Loan Secured Parties, that any Term Loan Priority Collateral or proceeds thereof or payment with respect thereto received by the Revolving Loan Agent or any other Revolving Loan Secured Party (including any right of set-off) with respect to the Term Loan Priority Collateral, and including in connection with any insurance policy claim or any condemnation award (or deed in lieu- of condemnation), shall be segregated and held in trust and promptly transferred or paid over to the Term Loan Agent for the benefit of the Term Loan Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. The Term Loan Agent is hereby authorized to make any such endorsements or assignments, without any representation, warranty or recourse, express or implied, as agent for the Revolving Loan Agent. This authorization is coupled with an interest and is irrevocable.

Section 5. Bailee for Perfection; Collateral Access Agreements.

5.1 Each Agent as Bailee.

(a) Each Agent agrees to hold any Collateral that is in the possession or control of such Agent (or its agents or bailees), to the extent that possession or control thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code (such Collateral being referred to herein as the “Pledged Collateral”), as bailee and agent for and on behalf of the other Agent solely for the purpose of perfecting the security interest granted to the other Agent in such Pledged Collateral (including, but not limited to, any securities or any deposit accounts or securities accounts, if any) pursuant to the Revolving Loan Documents or Term Loan Documents, as applicable, subject to the terms and conditions of this Section 5.

(b) Until the Discharge of Revolving Loan Debt has occurred, the Revolving Loan Agent shall be entitled to deal with the Pledged Collateral constituting Revolving Loan Priority Collateral in accordance with the terms of the Revolving Loan Documents. The rights of the Term Loan Agent to such Pledged Collateral shall at all times be subject to the terms of this Agreement and to the Revolving Loan Agent’s rights under the Revolving Loan Documents. Until the Discharge of Term Loan Debt has occurred, the Term Loan Agent shall be entitled to deal with the Pledged Collateral constituting Term Loan Priority Collateral in accordance with the terms of the Term Loan Documents. The rights of the Revolving Loan Agent to such Pledged Collateral shall at all times be subject to the terms of this Agreement and to the Term Loan Agent’s rights under the Term Loan Documents.

(c) Each Agent shall have no obligation whatsoever to the other Agent or any other Secured Party to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5. The duties or responsibilities of each Agent under this Section 5 shall be limited solely to holding the Pledged Collateral as bailee and agent for and on behalf of the other Agent for purposes of perfecting the Lien held by the other Agent.

(d) Each Agent shall not have by reason of the Revolving Loan Documents, the Term Loan Documents or this Agreement or any other document a fiduciary relationship in respect of the other Agent or any of the other Secured Parties and shall not have any liability to the other Agent or any other Secured Party in connection with its holding the Pledged Collateral, other than for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

5.2 Transfer of Pledged Collateral.

(a) Upon the Discharge of Revolving Loan Debt, to the extent permitted under applicable law, upon the request of the Term Loan Agent, the Revolving Loan Agent shall, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to Term Loan Agent, except in the event and to the extent (i) Revolving Loan Agent or any other Revolving Loan Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Revolving Loan Debt, (ii) such Collateral is sold or otherwise disposed of by Revolving Loan Agent or any other Revolving Loan Secured Party or by a Grantor as provided herein or (iii) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of Revolving Loan Secured Party to any third party. The foregoing provision shall not impose on Revolving Loan Agent or any other Revolving Loan Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. In connection with any transfer described herein to Term Loan Agent, the Revolving Loan Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of the Term Loan Agent and to be paid by Borrowers) as shall be reasonably requested by the Term Loan Agent to permit the Term Loan Agent to obtain, for the benefit of the Term Loan Secured Parties, a first priority security interest in the Pledged Collateral.

(b) Upon the Discharge of Term Loan Debt, to the extent permitted under applicable law, upon the request of the Revolving Loan Agent, the Term Loan Agent shall, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to Revolving Loan Agent, except in the event and to the extent (i) Term Loan Agent or any other Term Loan Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Term Loan Debt, (ii) such Collateral is sold or otherwise disposed of by Term Loan Agent or any other Term Loan Secured Party or by a Grantor as provided herein or (iii) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of Term Loan Secured Party to any third party. The foregoing provision shall not impose on Term Loan Agent or any other Term Loan Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. In connection with any transfer described herein to Revolving Loan Agent, the Term Loan Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of the Revolving Loan Agent and to be paid by Borrowers) as shall be reasonably requested by the Revolving Loan Agent to permit the Revolving Loan Agent to obtain, for the benefit of the Revolving Loan Secured Parties, a first priority security interest in the Pledged Collateral.

5.3 Deposit Accounts; Collateral Access Agreements. In the case of any deposit accounts subject to Deposit Account Control Agreements (as such term is defined in the Revolving Loan Documents) or any rights with respect to Collateral obtained by the Revolving Loan Agent pursuant to Collateral Access Agreements (as such term is defined in the Revolving Loan Agreement), after the event of the Discharge of the Revolving Loan Debt, and to the extent that the Term Loan Debt remains outstanding, the Revolving Loan Agent agrees, at the request of the Term Loan Agent and at the expense of Grantors, to (a) with respect to deposit accounts, promptly deliver written notice to the bank at which deposit accounts are maintained that (i) such account(s) remain subject to a Lien in favor of the Term Loan Agent and the Revolving Loan Agent is no longer the “Agent” or “Lender Representative” as the case may be or otherwise entitled to act under such agreement and (ii) from the date of the notice and at all times thereafter until the Discharge of Term Loan Debt or the Term Loan Agent instructs the bank at which the deposit account is maintained otherwise, that the Term Loan Agent is to be deemed the “Agent” for all purposes in connection with such agreement and that the bank is to follow the directions of the Term Loan Agent for all purposes in connection with such deposit accounts, and (b) with respect to Collateral Access Agreements, promptly deliver written notice to the Person party to the applicable Collateral Access Agreement that (i) the Collateral located at such location remains subject to a Lien in favor of the Term Loan Agent, and (ii) from the date of the notice and at all times thereafter until the Term Loan Agent instructs such party otherwise, the Term Loan Agent is to be deemed the “Agent” for all purposes in connection with such agreement.

Section 6. Insolvency or Liquidation Proceedings

6.1 General Applicability. This Agreement shall be applicable both before and after the institution of any Insolvency or Liquidation Proceeding involving Borrowers or any other Grantor, including, without limitation, the filing of any petition by or against Borrowers or any other Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted or subsequent cases in respect thereof, and all references herein to Borrowers or any Grantor shall be deemed to apply to the trustee for Borrowers or such Grantor and Borrowers or such Grantor as debtor-in-possession. The relative rights of the Revolving Loan Secured Parties and the Term Loan Secured Parties in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the institution of any Insolvency or Liquidation Proceeding involving Borrowers or any other Grantor, including, without limitation, the filing of any petition by or against Borrowers or any other Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, Borrowers or any other Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency or Liquidation Proceeding in accordance with its terms.

6.2 Bankruptcy Financing. If any Grantor becomes subject to any Insolvency or Liquidation Proceeding, until the Discharge of Revolving Loan Debt has occurred, the Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that:

(a) each Term Loan Secured Party will raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any Revolving Loan Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law or any post-petition financing, provided by Revolving Loan Agent or any Person approved by Revolving Loan Agent (which agrees to be bound by Section 8 hereof) under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in the proviso immediately below and will subordinate (and will be deemed hereunder to have subordinated) the Liens granted to Term Loan Secured Parties to such DIP Financing on the same terms as such Liens are subordinated to the Liens granted to Revolving Loan Agent hereunder (and such subordination will not alter in any manner the terms of this Agreement), to any adequate protection provided to the Revolving Loan Secured Parties and to any “carve out” agreed to by the Revolving Loan Agent, provided that:

(i) the Revolving Loan Agent does not oppose or object to such use of cash collateral or DIP Financing,

(ii) the aggregate principal amount of such DIP Financing, together with the Revolving Loan Debt as of such date, does not exceed the Maximum Priority Revolving Loan Debt,

(iii) the Liens granted to the Revolving Loan Secured Parties or such other person in connection with such DIP Financing are subject to this Agreement and considered to be Liens of Revolving Loan Agent for purposes hereof,

(iv) the Term Loan Agent retains a Lien on the Revolving Loan Priority Collateral (including proceeds thereof) with the same priority relative to the Liens of Revolving Loan Agent as existed prior to such Insolvency or Liquidation Proceeding,

(v) the Term Loan Agent receives replacement Liens on all post-petition assets of any Grantor in which any of the Revolving Loan Agent obtains a replacement Lien, or which secure the DIP Financing, with the same priority relative to the Liens of Revolving Loan Agent as existed prior to such Insolvency or Liquidation Proceeding, and

(vi) the Term Loan Secured Parties may oppose or object to such use of Cash Collateral or DIP Financing on the same bases as an unsecured creditor, so long as such opposition or objection is not based on the Term Loan Secured Parties’ status as secured creditors and in connection with such opposition or objection, the Term Loan Secured Parties affirmatively state that the Term Loan Secured Parties are undersecured secured creditors.

(b) No Term Loan Secured Party shall, directly or indirectly, provide, or seek to provide, DIP Financing without the prior written consent of the Revolving Loan Agent.

6.3 Relief from the Automatic Stay.

(a) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, so long as the Discharge of Revolving Loan Debt has not occurred, no Term Loan Secured Party shall, without the prior written consent of the Revolving Loan Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Revolving Loan Priority Collateral, any proceeds thereof or any Lien thereon securing any of the Term Loan Debt. Notwithstanding anything to the contrary set forth in this Agreement, no Grantor waives or shall be deemed to have waived any rights under Section 362 of the Bankruptcy Code.

(b) The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, agrees that, so long as the Discharge of Term Loan Debt has not occurred, no Revolving Loan Secured Party shall, without the prior written consent of the Term Loan Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Term Loan Priority Collateral, any proceeds thereof or any Lien thereon securing any of the Revolving Loan Debt.  Notwithstanding anything to the contrary set forth in this Agreement, no Grantor waives or shall be deemed to have waived any rights under Section 362 of the Bankruptcy Code.

6.4 [Reserved]

6.5 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization, on account of both the Revolving Loan Debt and the Term Loan Debt, then, to the extent the debt obligations distributed on account of the Revolving Loan Debt and on account of the Term Loan Debt are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6 Separate Classes. Each of the parties hereto irrevocably acknowledges and agrees that (a) the claims and interests of the Revolving Loan Secured Parties and the Term Loan Secured Parties are not “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, (b) the grants of the Liens to secure the Revolving Loan Debt and the grants of the Liens to secure the Term Loan Debt constitute two separate and distinct grants of Liens, (c) the Revolving Loan Secured Parties’ rights in the Collateral are fundamentally different from the Term Loan Secured Parties’ rights in the Collateral and (d) as a result of the foregoing, among other things, the Revolving Loan Debt and the Term Loan Debt must be separately classified in any plan of reorganization proposed or adopted in any Insolvency or Liquidation Proceeding.

6.7 Asset Dispositions.

(a) Until the Discharge of Revolving Loan Debt has occurred, the Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Term Loan Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion to any sale, lease, license, exchange, transfer or other disposition of any Revolving Loan Priority Collateral free and clear of the Liens of Term Loan Agent and the other Term Loan Secured Parties or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law and shall be deemed to have consented to any such any sale, lease, license, exchange, transfer or other disposition of any Revolving Loan Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Revolving Loan Agent; provided, that, the proceeds of such sale, lease, license, exchange, transfer or other disposition of any Collateral to be applied to the Revolving Loan Debt or the Term Loan Debt are applied in accordance with Sections 4.1 and 4.2 hereof.

(b) Until the Discharge of Term Loan Debt has occurred, the Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Revolving Loan Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion to any sale, lease, license, exchange, transfer or other disposition of any Term Loan Priority Collateral free and clear of the Liens of Revolving Loan Agent and the other Revolving Loan Secured Parties or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law and shall be deemed to have consented to any such any sale, lease, license, exchange, transfer or other disposition of any Term Loan Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Term Loan Agent; provided, that, the proceeds of such sale, lease, license, exchange, transfer or other disposition of any Collateral to be applied to the Revolving Loan Debt or the Term Loan Debt are applied in accordance with Sections 4.1 and 4.2 hereof.

(c) The Revolving Loan Agent agrees that it will not object to Borrowers’ retention of Hilco Brands, LLC for purposes of liquidating or otherwise disposing of any or all Inventory that constitutes Revolving Loan Priority Collateral in connection with a “going out of business” or similar store closing sale, provided, that, such sale or disposition will, in the sole opinion of the Revolving Loan Agent (i) result in an acceptable recovery for the Revolving Credit Lenders on account of such Inventory, (ii) be pursuant to a written agreement that contains terms and conditions satisfactory to the Revolving Loan Agent, and (iii) is permitted pursuant to the terms of the Revolving Loan Agreement or otherwise consented to by the Revolving Loan Agent and Revolving Credit Lenders.

6.8 Avoidance Issues. If any Revolving Loan Secured Party or Term Loan Secured Party is required on any date in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”), then the Revolving Loan Debt or the Term Loan Debt, as the case may be shall be reinstated on such date to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.9 Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code. The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, waives any claim any Term Loan Secured Party may hereafter have against any Revolving Loan Secured Party arising out of the election by any Revolving Loan Secured Party of the application of Section 1111 (b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law. The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, waives any claim any Revolving Loan Secured Party may hereafter have against any Term Loan Secured Party arising out of the election by any Term Loan Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law.

6.10 Other Bankruptcy Laws. In the event that an Insolvency of Liquidation Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency or Liquidation Proceeding, or in the absence of any specific similar or corresponding provision of the Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

Section 7. Term Loan Lenders’ Purchase Option

7.1 Exercise of Option. On or after the occurrence and during the continuance of a Triggering Event, the Term Loan Secured Parties shall have the option at any time, within ten (10) days of the occurrence of such Triggering Event and upon five (5) Business Days’ prior written notice by Term Loan Agent to Revolving Loan Agent, to purchase all (but not less than all) of the Revolving Loan Debt from the Revolving Loan Secured Parties.  Such notice from Term Loan Agent to Revolving Loan Agent shall be irrevocable.

7.2 Purchase and Sale. On the date specified by Term Loan Agent in such notice (which shall not be less than five (5) Business Days, nor more than fifteen (15) Business Days, after the receipt by Revolving Loan Agent of the notice from Term Loan Agent of its election to exercise such option), Revolving Loan Secured Parties shall, subject to any required approval of any court or other regulatory or governmental authority then in effect, if any, sell to Term Loan Secured Parties, and Term Loan Secured Parties shall purchase from Revolving Loan Secured Parties, all of the Revolving Loan Debt. Notwithstanding anything to the contrary contained herein, in connection with any such purchase and sale, Revolving Loan Secured Parties shall retain all rights under the Revolving Loan Documents to be indemnified or held harmless by Grantors in accordance with the terms thereof.

7.3 Payment of Purchase Price.

(a) Upon the date of such purchase and sale, Term Loan Secured Parties shall (i) pay to Revolving Loan Agent for the account of the Revolving Loan Secured Parties as the purchase price therefor the full amount of all of the Revolving Loan Debt then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses), (ii) furnish cash collateral to Revolving Loan Agent in such amounts as Revolving Loan Agent determines is reasonably necessary to secure Revolving Loan Secured Parties in connection with any issued and outstanding letters of credit, banker’s acceptances or similar instruments or guarantees or indemnities in respect thereof issued under the Revolving Loan Documents (but not in any event in an amount greater than one hundred five (105%) percent of the aggregate undrawn face amount of such letters of credit, banker’s acceptances or similar instruments or guarantees or indemnities in respect thereof), (iii) agree to reimburse Revolving Loan Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit, banker’s acceptances or similar instruments as described above and any checks or other payments provisionally credited to the Revolving Loan Debt, and/or as to which Revolving Loan Secured Parties have not yet received final payment, and (iv) agree to reimburse Revolving Loan Secured Parties in respect of indemnification obligations of Grantors under the Revolving Loan Documents as to matters or circumstances known to Revolving Loan Secured Parties and disclosed in writing to Term Loan Agent (unless such disclosure is not permitted under applicable law) at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to Revolving Loan Secured Parties; provided, that, in no event shall the Term Loan Secured Parties have any liability under this clause (iv) for amounts in excess of the proceeds of Collateral received by the Term Loan Secured Parties.

(b) Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Revolving Loan Agent as Revolving Loan Agent may designate in writing to Term Loan Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Term Loan Secured Parties to the bank account designated by Revolving Loan Agent are received in such bank account prior to 2:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by Term Loan Secured Parties to the bank account designated by Revolving Loan Agent are received in such bank account later than 2:00 p.m., New York City time.

(c) In the event that any one or more Term Loan Secured Parties exercises and consummates the purchase option set forth in this Section 7 and upon the receipt by Revolving Loan Agent of all amounts payable pursuant to Section 7.3(a) hereof, (i) the Term Loan Secured Parties shall have the right, but not the obligation, to require the Revolving Loan Agent to immediately resign in its capacity as Revolving Loan Agent under the Revolving Loan Documents and (ii) Revolving Loan Agent may immediately resign in its capacity as Revolving Loan Agent under the Revolving Loan Documents.

7.4 Representations Upon Purchase and Sale. Such purchase shall be expressly made without representation or warranty of any kind by Revolving Loan Secured Parties as to the Revolving Loan Debt, the Collateral or otherwise and without recourse to Revolving Loan Secured Parties, except that each Revolving Loan Secured Party shall represent and warrant, severally, as to it: (a) the amount of the Revolving Loan Debt being purchased from it are as reflected in the books and records of such Revolving Loan Secured Party (but without representation or warranty as to the collectability, validity or enforceability thereof), (b) that such Revolving Loan Secured Party owns the Revolving Loan Debt being sold by it free and clear of any liens or encumbrances and (c) such Revolving Loan Secured Party has the right to assign the Revolving Loan Debt being sold by it and the assignment is duly authorized.

Section 8. Use of Term Loan Priority Collateral

8.1 Use Rights of Revolving Loan Agent. In connection with any enforcement action by the Revolving Loan Agent or any other sale, disposition or liquidation of Revolving Loan Priority Collateral (including, without limitation, during any “going out of business” or similar sale or disposition of Revolving Loan Priority Collateral) conducted by, at the request or with the consent of the Revolving Loan Agent, the Term Loan Agent hereby grants to the Revolving Loan Agent and any Person designated by the Revolving Loan Agent (including, without limitation, any Grantor or their agents) a non-exclusive, irrevocable royalty free license with respect to any intellectual property comprising the Term Loan Collateral necessary to realize upon any Revolving Loan Priority Collateral for the purpose of effecting such realization.  Notwithstanding anything to the contrary contained herein, any purchaser or assignee of Revolving Loan Priority Collateral pursuant to the exercise by Revolving Loan Agent of any of its rights or remedies with respect thereto shall have the right to sell or otherwise dispose of any such Revolving Loan Priority Collateral to which any such Intellectual Property is affixed.   The rights granted pursuant to this Section 8.1 to the Revolving Loan Agent, or its designee, shall terminate upon the first to occur of (i) one hundred and eighty (180) days from the date that the Term Loan Agent shall acquire control or possession of any of the Term Loan Priority Collateral or shall, through the exercise of remedies under the Term Loan Documents or otherwise, sell any of the Term Loan Priority Collateral to any third party (a “Third Party Purchaser”), or (ii) the date upon which all of the Revolving Loan Debt is paid in full.  The grant of such license shall extend to property existing as of the date of such grant and to any “augmented inventory” as such term is generally used in connection with “going out of business” sales.  The Term Loan Agent shall require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit the Revolving Loan Agent to use the Term Loan Priority Collateral in accordance with the terms of this Section 8.1.  The time period set forth in this Section 8.1 shall be tolled during the pendency of any proceeding of a Grantor under the U.S. Bankruptcy Code or other proceedings to the extent that the Revolving Loan Agent is stayed or otherwise prevented from enforcing its rights against the Revolving Loan Priority Collateral.  Notwithstanding anything to the contrary contained herein, any purchaser or assignee of Revolving Loan Priority Collateral in connection with the sale or disposition of Revolving Loan Priority Collateral conducted by Revolving Loan Agent or its designee shall have the right to sell or otherwise dispose of any such Revolving Loan Priority Collateral to which any such Term Loan Priority Collateral is affixed.

Section 9. Reliance; Waivers; etc.

9.1 Reliance.

(a) The consent by the Revolving Loan Secured Parties to the execution and delivery of the Term Loan Documents and the grant to the Term Loan Agent on behalf of the Term Loan Secured Parties of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Revolving Loan Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

(b) The consent by the Term Loan Secured Parties to the execution and delivery of the Revolving Loan Documents and the grant to the Revolving Loan Agent on behalf of the Revolving Loan Secured Parties of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Term Loan Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

9.2 No Warranties or Liability.

(a) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, acknowledges and agrees that each of the Revolving Loan Agent and the other Revolving Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Revolving Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that the Revolving Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Revolving Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Revolving Loan Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Term Loan Agent or any of the other Term Loan Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Revolving Loan Agent nor any of the other Revolving Loan Secured Parties shall have any duty to the Term Loan Agent or any of the other Term Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

(b) The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, acknowledges and agrees that each of the Term Loan Agent and the other Term Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Term Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Revolving Loan Agent agrees, for itself and on behalf of the other Revolving Loan Secured Parties, that the Term Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Term Loan Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Revolving Loan Agent or any of the other Revolving Loan Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Term Loan Agent nor any of the other Term Loan Secured Parties shall have any duty to the Revolving Loan Agent or any of the other Revolving Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

9.3 No Waiver of Lien Priorities

(a) No right of the Revolving Loan Agent or any of the other Revolving Loan Secured Parties to enforce any provision of this Agreement or any of the Revolving Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Revolving Loan Agent or any other Revolving Loan Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which the Revolving Loan Agent or any of the other Revolving Loan Secured Parties may have or be otherwise charged with.

(b) No right of the Term Loan Agent or any of the other Term Loan Secured Parties to enforce any provision of this Agreement or any of the Term Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Term Loan Agent or any other Term Loan Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Term Loan Documents or any of the Revolving Loan Documents, regardless of any knowledge thereof which the Term Loan Agent or any of the other Term Loan Secured Parties may have or be otherwise charged with.

(c) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Revolving Loan Documents), the Revolving Loan Agent and any of the other Revolving Loan Secured Parties may, at any time and from time to time, without the consent of, or notice to, the Term Loan Agent or any other Term Loan Secured Party, without incurring any liabilities to the Term Loan Agent or any other Term Loan Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Term Loan Agent or any other Term Loan Secured Party is affected, impaired or extinguished thereby) do, subject to Section 10.4(b) hereof, any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Revolving Loan Debt or any Lien on any Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Revolving Loan Debt, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Revolving Loan Agent or any of the other Revolving Loan Secured Parties, the Revolving Loan Debt or any of the Revolving Loan Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Revolving Loan Priority Collateral or any liability of any Grantor to the Revolving Loan Agent or any of the other Revolving Loan Secured Parties, or any liability incurred directly or indirectly in respect thereof in accordance with the terms hereof; and

(iii) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Revolving Loan Priority Collateral and any security and any guarantor or any liability of any Grantor to any of the Revolving Loan Secured Parties or any liability incurred directly or indirectly in respect thereof.

(d) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Term Loan Documents), the Term Loan Agent and any of the other Term Loan Secured Parties may, at any time and from time to time, without the consent of, or notice to, the Revolving Loan Agent or any other Revolving Loan Secured Party, without incurring any liabilities to the Revolving Loan Agent or any other Revolving Loan Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Revolving Loan Agent or any other Revolving Loan Secured Party is affected, impaired or extinguished thereby) do, subject to Section 10.4(b) hereof, any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Term Loan Debt or any Lien on any Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Term Loan Debt, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Term Loan Agent or any of the other Term Loan Secured Parties, the Term Loan Debt or any of the Term Loan Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Term Loan Priority Collateral or any liability of any Grantor to the Term Loan Agent or any of the other Term Loan Secured Parties, or any liability incurred directly or indirectly in respect thereof in accordance with the terms hereof; and

(iii) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Term Loan Priority Collateral and any security and any guarantor or any liability of any Grantor to any of the Term Loan Secured Parties or any liability incurred directly or indirectly in respect thereof.

(e) The Term Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Revolving Loan Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(f) The Revolving Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Loan Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

Section 10. Miscellaneous.

10.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Revolving Loan Documents or the Term Loan Documents, the provisions of this Agreement shall govern.

10.2 Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of Revolving Loan Debt shall have occurred or the final payment in full in cash of the Term Loan Debt and the termination and release by each Term Loan Secured Party of any Liens to secure the Term Loan Debt. This is a continuing agreement of lien subordination and the Revolving Loan Secured Parties may continue, at any time and without notice to the Term Loan Agent or any other Term Loan Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting Revolving Loan Debt in reliance hereof. The Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.3 When Discharge of Debt Deemed to Not Have Occurred.

(a) If substantially contemporaneously with the Discharge of Revolving Loan Debt, Borrowers refinances indebtedness outstanding under the Revolving Loan Documents in a manner which does not contravene the terms of Section 10.4(b) hereof, then after written notice to Term Loan Agent, (i) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Revolving Loan Documents shall automatically be treated as Revolving Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (ii) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Revolving Loan Agreement and the Revolving Loan Documents for all purposes of this Agreement and (iii) the administrative agent under the new Revolving Loan Agreement shall be deemed to be the Revolving Loan Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Revolving Loan Agent), the Term Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Borrowers or the new Revolving Loan Agent may reasonably request in order to provide to the new Revolving Loan Agent the rights of the Revolving Loan Agent contemplated hereby.

(b) If substantially contemporaneously with the Discharge of Term Loan Debt, Borrowers refinances indebtedness outstanding under the Term Loan Documents in a manner which does not contravene the terms of Section 10.4(b) hereof, then after written notice to Term Loan Agent, (i) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Term Loan Documents shall automatically be treated as Term Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (ii) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Term Loan Agreement and the Term Loan Documents for all purposes of this Agreement and (iii) the administrative agent under the new Term Loan Agreement shall be deemed to be the Term Loan Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Term Loan Agent), the Term Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Borrowers or the new Term Loan Agent may reasonably request in order to provide to the new Term Loan Agent the rights of the Term Loan Agent contemplated hereby.

10.4 Amendments; Waivers; Assignments.

(a) No amendment, modification or waiver of any of the provisions of this Agreement by the Term Loan Agent or the Revolving Loan Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

(b) The Revolving Loan Agent shall not agree to any amendment, modification, refinancing, waiver or supplement to the Revolving Loan Documents, that

(i) increases the Revolving Loan Debt to an amount in excess of the Maximum Priority Revolving Loan Debt;

(ii) increases the interest rate (including by changing the pricing grid, imposing or increasing a rate floor or otherwise) or any scheduled recurring fee by more than 2.00% per annum;

(iii) directly prohibits or restricts the payment of principal of, interest on, or other amounts payable with respect to the Term Loan Debt, except for any such prohibitions or restrictions expressly provided for in this Agreement and the Revolving Loan Agreement (as in effect on the date hereof); or

(iv) subordinates the Liens of the Revolving Loan Agent to liens in favor or any other Person, other than in connection with an Insolvency or Liquidation Proceeding as provided in this Agreement.

(c)           The Term Loan Agent shall not agree to any amendment, modification, refinancing, waiver or supplement to the Term Loan Documents, that

(i) increases the Term Loan Debt to an amount in excess of the Maximum Priority Term Loan Debt;

(ii) increases the interest rate (including by changing the pricing grid, imposing or increasing a rate floor or otherwise) or any scheduled recurring fee by more than 2.00% per annum;

(iii) directly prohibits or restricts the payment of principal of, interest on, or other amounts payable with respect to the Revolving Loan Debt, except for any such prohibitions or restrictions expressly provided for in this Agreement and the Term Loan Agreement (as in effect on the date hereof);

(iv) (A) alters (other than to extend) the amortization schedule, interest or fee payment dates or maturity date (in each case, as in effect on the date hereof) for the Term Loan Debt, (B) confers any additional rights on the Term Loan Secured Parties that would be adverse to the Revolving Loan Secured Parties, (C) imposes any greater monetary obligation or modifies any existing covenant to cause such existing covenant to be materially more stringent or restrictive on any of the Borrowers or Guarantors or imposes an additional covenant that is materially more stringent or restrictive on any of the Borrowers or Guarantors other than those provided in the Term Loan Documents as of the date of this Agreement, (D) changes or amends any other term of any Term Loan Document if such change or amendment would result in an Event of Default under the Revolving Loan Documents, or increase the obligations of any Borrower or Guarantor, or otherwise contravene the provisions of this Agreement or (E) add to the Term Loan Priority Collateral; or

(v) subordinates the Liens of the Term Loan Agent to liens in favor or any other Person, other than in connection with an Insolvency or Liquidation Proceeding as provided in this Agreement.

(d)           Neither the Term Loan Agent nor the Term Loan Lenders shall assign or transfer all or any portion of their rights and obligations under the Term Loan Agreement without the prior written consent of the Revolving Loan Agent, with such consent not to be unreasonably withheld or delayed, and any such assignment or transfer without the Revolving Loan Agent’s prior written consent shall be null and void.  Notwithstanding anything to the contrary in this Section 10.4(d), (i) the Term Loan Agent and the Term Loan Lenders shall have the ability to assign or transfer all or any portion of their rights and obligations under the Term Loan Agreement without the prior written consent of the Revolving Loan Agent so long as such assignment or transfer is solely to an Affiliate (as defined in the Revolving Loan Agreement) of Hilco Brands, LLC and (ii) Infinity FS Finance I, LLC shall have the ability to assign or transfer all or any portion of its rights and obligations under the Term Loan Agreement without the prior written consent of the Revolving Loan Agent so long as such assignment or transfer is solely to an Affiliate (as defined in the Revolving Loan Agreement) of Infinity FS Finance I, LLC.   Any assignment or transfer of all or any portion of the Term Loan Agent’s or a Term Loan Lender’s rights and obligations under the Term Loan Agreement shall be null and void if in contravention of the terms of this Section 10.4(d).

10.5 Subrogation.

(a) The Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Loan Debt has occurred.

(b) The Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Debt has occurred.

10.6 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 10.7 hereof for such party. Service so made shall be deemed to be completed three (3) days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

10.7 Notices. All notices to the Term Loan Secured Parties and the Revolving Loan Secured Parties permitted or required under this Agreement may be sent to the Term Loan Agent and the Revolving Loan Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service, facsimile transmission or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission or electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Term Loan Agent:

Hilco Brands, LLC
5 Revere Drive
Northbrook, IL   60062
Attention:  Eric Kaup, General Counsel

with copy to (which shall not constitute notice):

Fox Rothschild LLP
200 Market Street
20th Floor
Philadelphia, PA 19103
Attention:  Stephen M. Cohen, Esquire
Telephone No.:  215-299-2744
Facsimile No.:  215-299-2150

Revolving Loan Agent:

Wells Fargo Retail Finance II, LLC
One Boston Place
18th Floor
Boston, MA 02108
Attention:  Joseph Burt
Telephone: No.  617-854-7279
Facsimile No.:  866-617-3988

Each Grantor:

c/o Wells Fargo Retail Finance II, LLC
One Boston Place
18th Floor
Boston, MA 02108
Attention:  Joseph Burt

Telephone No.:  617-854-7279
Facsimile No.:  866-617-3988

with a copy to (which shall not constitute notice):
Proskauer Rose LLP
One International Place
Boston, MA 02110
Attention:  Peter J. Antoszyk, Esq.
Telephone No.:  617-526-9749
Facsimile No.:  617-526-98

10.8 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

10.9 Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or any other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

10.10 Binding on Successors and Assigns. This Agreement shall be binding upon the Revolving Loan Agent, the other Revolving Loan Secured Parties, the Term Loan Agent and the other Term Loan Secured Parties, and their respective successors and assigns.

10.11 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

10.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

10.13 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

10.14 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of Revolving Loan Debt and Term Loan Debt. No other Person (including without limitation, any Borrower, Guarantor or any of their respective creditors) shall have or be entitled to assert rights or benefits hereunder.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

REVOLVING LOAN AGENT:

WELLS FARGO RETAIL FINANCE II, LLC, as
Revolving Loan Agent

By:	/s/ Joseph Burt
Name: Joseph Burt
Title: Director

[Signature Page Intercreditor Agreement]

TERM LOAN AGENT:

HILCO BRANDS, LLC, as
Term Loan Agent

By:	/s/ Benjamin Nortman
Name: Benjamin Nortman
Title: Managing Director

Each of the undersigned Borrowers and Guarantors hereby acknowledges and agrees that: (i) although it has signed this acknowledgement, it is not a party to the Intercreditor Agreement, and does not, and will not, receive any right, benefit, priority or interest under or because of the existence of the Intercreditor Agreement, (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of either of the Revolving Loan Agent or the Term Loan Agent to effectuate the provisions and purposes of the Intercreditor Agreement, and (iii) it will cause any party that becomes a Borrower or Guarantor under the Revolving Loan Documents or the Term Loan Documents to deliver a similar acknowledgment to this Agreement.

BORROWERS:

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FOH HOLDINGS, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

HOLLYWOOD MAIL ORDER, LLC

By: FOH Holdings, Inc., its Manager

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

[Signature Page Intercreditor Agreement]

GUARANTORS:

FREDERICKS.COM, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

[Signature Page Intercreditor Agreement]

EXHIBIT A
TO
INTERCREDITOR AGREEMENT

Term Loan Priority Collateral

The term “Term Loan Priority Collateral” shall mean all of the following property now owned or at any time hereafter acquired by any Grantor, in which such Grantor now has or at any time in the future may acquire any right, title or interests:

(a)           all Intellectual Property;

(b)           all instruments arising in connection with or directly related to Intellectual Property;

(c)           all documents arising in connection with or directly related to Intellectual Property; and

(d)           all products and Proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Term Loan Priority Collateral.

For purposes of this Exhibit A, the following terms shall have the meanings given to them below:

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright.

“Copyrights” means all domestic and foreign copyrights, whether registered or unregistered, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, now or hereafter owned, acquired, created or used by Grantor, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), all reissues and extensions or renewals thereof, all income, royalties, damages and payments now and hereafter due or payable or both with respect to the foregoing, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, all rights to sue for past, present and future infringements or misappropriations thereof, and all other rights corresponding thereto throughout the world.

“Customer Records” means all customer lists, formulae, Website Collateral and other Records (as defined in the UCC) of Grantor relating to the distribution of products and services in connection with which any of such Trademarks are used.

“Domain Names” means fredericks.com or any other Internet domain name by which customers of Grantor may access an Internet website through which Grantor conducts business.

“Hosting Agent” means any Person engaged to host or maintain any Website Collateral.

“Hosting Agreement” means any agreement between Grantor and/or any other Borrower and any Hosting Agent.

“Intellectual Property” means the Copyrights, the Patents, the Trademarks and the Licenses.

“Licenses” means (a) the Copyright Licenses, the Trademark Licenses and the Patent Licenses, and all other license agreements and covenants not to sue with any other party with respect to any Patent, Trademark, or Copyright, along with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable to Grantor with respect thereto, including, without limitation, the right to recover any damages and payments for past, present and future breaches thereof, (iii) rights to sue for past, present and future breaches thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights throughout the world, in each case whether now owned or hereafter acquired by Grantor or any other Borrower, and (b) the Hosting Agreement and any other agreement relating to the Website Collateral or any Website, or both.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent.

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now hereafter owned, acquired or used by Grantor (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), all reissues, divisions, continuations, continuations-in–part, extensions, renewals and reexaminations thereof, all income, royalties, damages and payments now and hereafter due or payable or both with respect to the foregoing, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, all rights to sue for past, present and future infringements or misappropriations thereof, and all other rights corresponding thereto throughout the world.

“Proceeds” means as defined in Article 9 of the UCC.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory (as defined in the UCC) now or hereafter owned by Grantor and now or hereafter covered by such licenses.

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, corporate names, business names, d/b/a’s, fictitious names, alternate names, Domain Names and other Internet domain names, trade dress, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, created, acquired or used by Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, corporate names, business names, d/b/a’s, fictitious names, alternate names, Internet domain names, trade dress, trade styles, designs, logos and other source or business identifiers), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with the entire product lines and goodwill of the business connected with and symbolized by the foregoing, all income, royalties, damages and payments now and hereafter due or payable or both with respect to the foregoing, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, all rights to sue for past, present and future infringements or misappropriations thereof, and all other rights corresponding thereto throughout the world, and all Customer Records.

“Website” means an Internet website accessible through a Domain Name, as may be modified from time to time.

“Website Collateral” means all data and content maintained by all Hosting Agents pursuant to the Hosting Agreement or any other similar agreement with any other Person.